UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/20/2010

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 20, 2010, the registrant, Unitrin, Inc. (the “Company”), executed a Separation Agreement (the “Agreement”) with Eric J. Draut, Executive Vice President and Chief Financial Officer, in connection with his previously-announced resignation from the Company. The Agreement provides Mr. Draut with the right to receive a severance payment in the gross total amount of $1.2 million (payable in three installments), continued health and dental insurance coverage under COBRA at the applicable non-COBRA employee rate, and either outplacement services at a cost to the Company of up to $30,000 or a payment of $30,000 in lieu of such services. The Agreement also provides for reimbursement of certain incidental expenses and includes a general release of claims in favor of the Company and certain other restrictive covenants.

This report does not include a complete description of the Agreement, but only a summary of its material terms, and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.01 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.01 - Agreement with Eric J. Draut

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2010	Unitrin, Inc.

	By:	/S/ DONALD G. SOUTHWELL
Donald G. Southwell
Chairman, President and Chief Executive Officer